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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM  8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  JULY 27, 2001


                              SAFLINK CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                        0-2027                 95-4346070
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)

          11911 N.E. 1ST STREET, SUITE B-304, BELLEVUE, WA 98005-3032
              (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code:  (425) 278-1100
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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

     On July 27, 2001, SAFLINK Corporation (the "Company") entered into a modification agreement (the "Modification Agreement") with certain purchasers of the Series E Preferred Stock (the "Preferred Stock") and Series A and B Warrants (the "Warrants") in order to amend certain terms of the Securities Purchase Agreement and the Registration Rights Agreement relating to the Preferred Stock and Warrants which were purchased on June 5, 2001 for an aggregate purchase price of $8.0 million (the "Financing"). Under the Modification Agreement, the parties agreed to amend, among other things, certain terms of the Certificate of Designation, Preferences and Rights of the Series E Preferred Stock ("Certificate of Designation"), subject to stockholder approval.

     In particular, the Company entered into the Modification Agreement to extend certain dates by which the Company had committed to meet obligations with respect to the purchasers and to eliminate those features of the Preferred Stock and Warrants that would prevent the proceeds from the Financing to be treated as equity for financial accounting purposes. These revisions, among other things, narrow the existing penalties for the Company in the event the Company fails to register the common stock underlying the Preferred Stock and Warrants, extend the deadline by which the Company must register this common stock, and limit the existing rights of the holders of the Preferred Stock and certain holders of the Warrants by allowing a cash or stock penalty to be paid only in the event of certain types of acquisitions. Certain provisions of the Modification Agreement became effective immediately upon execution by two-thirds of the purchasers of the Preferred Stock; other provisions, including any amendments to the Certificate of Designation, will only become effective upon receipt of stockholder approval at the Company's next stockholder meeting of the Financing, the reverse stock split, and the amendment to the Certificate of Designation.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the copy of the Modification Agreement, dated July 27, 2001, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.
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     On August 8, 2001, the Company was notified that effective with the open of business on August 9, 2001, the Company's common stock would be delisted from the Nasdaq SmallCap Stock Market. The Nasdaq Listing Qualifications Panel informed the Company that these securities were delisted for the Company's failure to meet the minimum bid price and net tangible asset/shareholder equity requirements of the Nasdaq Marketplace Rules. The Company is considering an appeal of this determination. As of August 9, 2001, the Company's common stock is traded in the over the counter market. A copy of the press release dated August 15, 2001 issued by the Company in connection with the Nasdaq Stock Market notification is attached as Exhibit 99.1 to this Form 8-K.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

     On August 2, 2001, Hector Alcalde delivered a letter to the Chairman of the Board (the "Chairman") resigning from the Board of Directors. The resignation was effective upon receipt and acceptance thereof, on behalf of the Board, by the Chairman of the Board. Mr. Alcalde's resignation was not the result of any disagreement with the Company relating to the Company's operations, policies or practices.

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ITEM 6.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits

         The exhibits listed on the Exhibit Index on page 6 are filed as part of this Report.

ITEM 7.  CHANGE IN FISCAL YEAR

         Not applicable.

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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SAFLINK Corporation


Date: August 17, 2001

                              By:  /s/  Glenn L. Argenbright
                                  --------------------------------------
                                  Glenn L. Argenbright
                                  President and Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------
10.1 Form of Modification Agreement, dated July 27, 2001, among SAFLINK Corporation and certain purchasers named therein.

99.1      Press Release dated August 15, 2001



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